UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2021

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39868 (Commission File Number)	86-1791356 (I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure provided in Item 5.02 of this Report is hereby incorporated by reference in its entirety into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, Motorsport Games Inc. (the “Company”), upon the approval and recommendation of the compensation committee of the Company’s board of directors and the approval by the Company’s board of directors, entered into an amendment to the employment agreement, effective as of January 1, 2020 (the “Employment Agreement”), between the Company and Dmitry Kozko, the Company’s Chief Executive Officer (the “Amendment”).

Section 5.3(a) of the original Employment Agreement provided for an initial stock option award to Mr. Kozko in connection with a contemplated future initial public offering of the Company’s Class A common stock (the “IPO”) based on an assumed $100 million IPO market value of the Company. As the IPO valuation of the Company exceeded the scale set forth in the original Employment Agreement by establishing an initial market value of the Company of $215.6 million based on the IPO’s $20 per share price, pursuant to the Amendment, Mr. Kozko was granted, as of the close of business on June 18, 2021, an additional stock option award covering 150,000 shares of the Company’s Class A common stock under the Motorsport Games Inc. 2021 Equity Incentive Plan (the “Option”) to clarify and true up what was originally contemplated by the original Employment Agreement.

The Option is scheduled to vest in three equal instalments over a 3-year period in accordance with the provisions of paragraph (c) of Section 5.3 of the Employment Agreement, and is scheduled to expire on June 18, 2031. The per share exercise price for the Option is $20 per share, which was the IPO price per share.

In addition, pursuant to the Amendment, the chart in paragraph (b) of Section 5.3 of the Employment Agreement was amended to delete (i) the Company’s market cap targets of $150 million and $200 million, and (ii) the related stock option awards associated with such market cap targets. All other Company market cap targets in such chart and the related stock option awards associated with such market cap targets in paragraph (b) of Section 5.3 of the Employment Agreement remained unchanged and in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Stockholders’ Meeting on June 18, 2021 (the “2021 Annual Meeting”). The matters voted upon at the Company’s 2021 Annual Meeting and the results of such voting are set forth below:

Proposal 1: Based on the voting results set forth below, at the 2021 Annual Meeting the Company’s stockholders duly elected each of the following director nominees to serve for a 2-year term expiring as of the Company’s annual stockholders’ meeting to be held in 2023:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James William Allen	79,816,024	522,675	311,491
Rob Dyrdek	79,816,228	522,471	311,491

The Board has determined that Mr. Dyrdek qualifies as an independent director.

Proposal 2: Based on the voting results set forth below, at the 2021 Annual Meeting the Company’s stockholders duly ratified the Audit Committee’s selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Abstentions*
80,645,497	3,716	977

*There were no broker non-votes with respect to the ratification of the Audit Committee’s selection of Dixon Hughes Goodman LLP, as this was a “routine” proposal.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment, dated June 18, 2021, to Employment Agreement effective as of January 1, 2020 between Motorsport Games Inc. and Dmitry Kozko

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: June 21, 2021	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated June 18, 2021, to Employment Agreement effective as of January 1, 2020 between Motorsport Games Inc. and Dmitry Kozko

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